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                                 PRICESMART, INC.

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE,
                            PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS OF
          8% SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                          AND QUALIFICATIONS, LIMITATIONS
                             AND RESTRICTIONS THEREOF

                 ------------------------------------------------

                          Pursuant to Section 151 of the

                 General Corporation Law of the State of Delaware

                 ------------------------------------------------

             PRICESMART, INC., a Delaware corporation (the "Company"), certifies that in accordance with and pursuant to the authority contained in ARTICLE FOURTH of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board of Directors") duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

             RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby create and provide for the issue of a series of the Company's previously authorized preferred stock, par value $0.0001 per share, and hereby states the designation and number of one series of Series B Preferred Stock, which shall be designated as 8% Series B Cumulative Convertible Redeemable Preferred
Stock (the
"Series B Preferred Stock") consisting of 30,000 shares, and each share of Series B Preferred Stock shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                              I. Designation and Form

             A. The Series B Preferred Stock shall be designated as "8% Series B Cumulative Convertible Redeemable Preferred Stock" and the number of shares constituting such series shall be 30,000.

             B. The certificates evidencing shares of Series B Preferred Stock may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Certificate of Designations, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Series B Preferred Stock may be listed, or to conform to usage.


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             C. The Series B Preferred Stock shall be issuable in
registered form
in whole shares. Every certificate evidencing Series B Preferred Stock shall be dated the date of its execution.

             D. The certificates evidencing shares of Series B Preferred Stock shall be signed in the name and on behalf of the Company by the signature of its
Chairperson or Vice-Chairperson of the Board of Directors, President or any Vice
President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and by the signature of its Secretary or any of its Assistant Secretaries or Treasurer or any of its Assistant Treasurers (which signatures may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise).

             E. The Company shall maintain a register (the "Share Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the transfer of shares of Series B Preferred Stock. The Share Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. Upon surrender for registration of transfer of any shares of Series B Preferred Stock to the Company, and satisfaction of the requirements for such transfer set forth in this Article I, the Company shall execute one or more new certificates evidencing shares of Series B Preferred Stock and bearing such restrictive legends as may be required by this Certificate of Designations.

             F. All certificates evidencing Series B Preferred Stock presented or surrendered for transfer or for exchange, redemption or conversion shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. No service charge shall be made for any registration of transfer or exchange of shares of Series B Preferred Stock, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any transfer or exchange of such shares. The Company shall not be required to exchange or register a transfer of any shares of Series B Preferred Stock (1) called for redemption pursuant to
Article V; (2) surrendered for conversion pursuant to Article VI; or (3) during the period of time from a Record Date (as defined in Article III, Section A) until the next succeeding Dividend Payment Date (as defined in Article III, Section A).

             G. The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.
Subject to
the provisions of Article VI, Section F, however, shares issuable upon conversion of Series B Preferred Stock shall include only shares of the class designated as common stock of the Company at the date of this Certificate of Designations or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting


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from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

             H. In case any certificate evidencing shares of Series B Preferred Stock shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute a new certificate evidencing shares of Series
B Preferred
Stock, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated certificate, or in lieu of and in substitution for the certificate so destroyed, lost or stolen. In every case the applicant for a substituted certificate shall furnish to the Company such security or indemnity as reasonably may be required by the Company to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to the Company's satisfaction of the destruction, loss or theft of such certificate and of the ownership thereof.

             I. Following receipt by the Company of reasonably satisfactory security or indemnity and evidence, as described in the preceding paragraph, the
Company shall issue such substituted certificate and make available for delivery such certificate. Upon the issuance of any substituted certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any certificate which has been called for redemption or has been tendered for redemption (and not withdrawn) or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute certificate, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated certificate), as the case may be, if the applicant for such payment or conversion shall furnish to the Company such security or indemnity as may be reasonably required by the Company to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company of the destruction, loss or theft of such certificate and of the ownership thereof.

             J. All certificates evidencing shares of Series B Preferred Stock surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any stock registrar or any conversion agent, be surrendered to the Company and promptly canceled by it, and no Series B Preferred Stock shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Certificate of Designations.

                                    II. Ranking

             The Series B Preferred Stock shall rank, with respect to dividend rights and distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (A) junior to the Company's 8% Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share
(the "Series
A Preferred Stock"), and to any security issued by the Company that is prior in right to the Series B Preferred Stock with respect to dividends, distributions or liquidation preference (such securities and the Series A Preferred Stock collectively referred to as "Senior Securities"), (B) on a parity with any additional shares of Series B Preferred Stock issued by the Company in the future and any other class or series of


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capital stock issued by the Company in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and distributions and distributions upon the liquidation, winding-up and dissolution of the Company (such capital stock collectively referred to as "Parity Securities") and (C) senior to all classes of Common Stock and, except as specified above, all other classes and series of capital stock of the Company hereafter issued by the Company (such capital stock collectively referred to with the Common Stock as "Junior Securities"). The Company shall not issue any shares of Parity Securities (including additional shares of Series B Preferred Stock) or any Senior Securities (including additional shares of Series A Preferred Stock) without the written consent of holders of at least a majority of the outstanding shares of Series B Preferred Stock.

                                  III. Dividends

             A. The holders of shares of the Series B Preferred Stock
(other than
shares as to which conversion is deemed effective pursuant to Article VI and as to which all accrued dividends have been paid) shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from July ___, 2003 accumulating at the rate of eight percent (8%) of the Liquidation
Preference per share per annum, payable quarterly in arrears on each January 1, April 1, July 1 or October 1 of each year or, if any such date is not a Business
Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record of such shares of Series B Preferred Stock as of December 15, March 15, June 15 or September 15 (each, a "Record Date") preceding such Dividend Payment Date, respectively. Dividends on the Series B Preferred Stock shall be paid in cash. The first dividend payment on the Series B Preferred Stock shall be payable on October 1, 2003 (except with respect to shares of Series B Preferred Stock converted prior to such date, if any). Dividends payable on the Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accumulate from the date of issuance on a daily basis on the Liquidation Preference of the Series B Preferred Stock. The term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in San Diego, California are authorized or obligated by law or executive order to close or be closed.

             B. Dividends on the Series B Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate.

             C. No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series
B Preferred Stock with respect to any dividend period unless (a) all dividends for such dividend period and all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding shares of Series A Preferred Stock or such other
Senior Securities having a preference over the Series B Preferred Stock with respect to the payment of dividends and (b) all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series B Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall


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have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (1) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities;
(2) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior
Securities, other
than a distribution consisting solely of Junior Securities; and (3) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities) and no distribution shall be made in respect of the Junior Securities or Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities), and the Company shall not permit any person directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, by the Company or any of its subsidiaries. Holders of the Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. When dividends are not paid in full as aforesaid upon the shares of Series B Preferred Stock, all dividends shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series B Preferred Stock and any series of Parity Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series B Preferred Stock and such Parity Securities bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit (i) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series B Preferred Stock or any Parity Security by the Company in accordance with the terms of such securities or (ii) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by the Company of any Junior Securities in accordance with obligations in existence at the time of original issuance of the Series B Preferred Stock.

                              IV. Liquidation Rights

             Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (other than shares of Senior Securities), after the payment or setting apart for payment of any preferential distributions to the holders of Senior Securities pursuant to the terms thereof, each holder of shares of the Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the greater of (A) $1,000 per share of Series B Preferred Stock held by such holder, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if any, to the date fixed for liquidation, dissolution, winding-up, reduction or decrease in capital stock, or redemption (the "Liquidation Preference"), and (B) the amount that would be payable to such holder if the holder


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had converted all outstanding shares of Series B Preferred Stock into shares of
Common Stock immediately prior to such liquidation, dissolution or winding-up. After payment in full of the Liquidation Preference and all accumulated dividends, if any, to which holders of the Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are not sufficient to pay in full, first, the aggregate amount payable to the holders of Senior Securities pursuant to the terms thereof and, second, the aggregate amount payable to the holders of Series B Preferred Stock and amounts payable with respect to the Series B Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series B
Preferred Stock and
the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock for purposes of this Article IV, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 45 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Company as of the date such notices are first mailed.

                           V. Redemption by the Company

             A. Each then-outstanding share of Series B Preferred Stock will be subject to redemption at any time on or after July ___, 2008, at the option of the Company at a price per share equal to one hundred percent (100%) of the Liquidation Preference thereof (the "Applicable Redemption Price"); provided that, at the time of such redemption, full cumulative dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart.

             B. In case of redemption of less than all of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be redeemed on a pro rata basis.

             C. Notice of any redemption shall be sent by or on behalf of the Company not less than thirty (30) nor more than sixty (60) days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, or by overnight courier of recognized standing to each holder of record of the Series B Preferred Stock at its last address appearing on the Share Register; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. Such notice shall state: (1) the Redemption Date; (2) the Applicable Redemption Price; (3) the


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aggregate number of shares of Series B Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares of such holder to be redeemed; (4) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price; (5) that dividends on the shares to be redeemed will cease to accumulate from and after the Redemption Date; (6) the Conversion Price; (7) that shares of
Series B Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (8) that holders of the
Series B Preferred Stock must satisfy the requirements of Article VI, Section C if such holders desire to convert such shares. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

             D. If notice has been mailed in accordance with Article
V, Section C
above, and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, and, if the Company has appointed a transfer or other redemption agent with respect to the Series B
Preferred Stock,
the Company shall have given irrevocable instructions and authority to the transfer or other redemption agent to pay the respective holders of such shares the Applicable Redemption Price upon surrender of their respective share certificates, then, from and after the Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease, except if the Company shall default in payment of the Applicable Redemption Price on the Redemption Date, in which case all such rights shall continue unless and until such shares are redeemed and such price is paid in accordance with the terms hereof. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares without cost to the holder thereof.

             E. No Series B Preferred Stock may be redeemed except with funds legally available for that purpose.

             F. All shares of Series B Preferred Stock redeemed pursuant to this
Article V shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series B Preferred Stock.

                                  VI. Conversion

             A. Subject to and upon compliance with the provisions of this Certificate of Designations, the holder of any Series B Preferred Stock shall have the right, at its option, at any time after the date of this Certificate of
Designations to convert any shares of Series B Preferred Stock into that number of fully paid and non-assessable shares of Common Stock (as such shares


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shall then be constituted) obtained by dividing the aggregate Liquidation
Preference on the shares of Series B Preferred Stock to be converted (including, in the event such shares are converted on a date other than a Dividend Payment Date, accrued and unpaid dividends on such Series B Preferred Stock through the date such Series B Preferred Stock is deemed to be converted in accordance with this Article VI, unless the Company shall elect to pay such accrued and unpaid dividend in cash as set forth in Article III, Section A above) by the Conversion
Price in effect at such time, by surrender of the certificates evidencing such shares of Series B Preferred Stock so to be converted in the manner provided. The conversion price applicable to the Series B Preferred Stock shall be $20.00 (herein called the "Conversion Price"), subject to adjustment as provided in this Article VI.

             B. Each share of Series B Preferred Stock issued and outstanding on July __, 2013 (the "Automatic Conversion Date"), shall automatically be converted into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate Liquidation Preference on the shares of Series B Preferred
Stock to be
converted (including accrued and unpaid dividends on such Series B Preferred Stock through the Automatic Conversion Date, unless the Company shall elect to pay such accrued and unpaid dividend in cash as set forth in Article III, Section A above) by the Conversion Price in effect at such time.

             C. A holder of Series B Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted shares of Series B Preferred Stock into Common Stock, and only to the extent such shares of Series B Preferred Stock are deemed to have been converted into Common Stock under this Article VI. In order to exercise the conversion right with respect to any shares of Series B Preferred Stock (or, in the case of an automatic conversion, receive the Common Stock into which the shares of Series
B Preferred
Stock have been converted), the holder of shares of Series B Preferred Stock to be converted (or that have been converted, in the case of an automatic conversion) shall surrender the certificates evidencing such shares, duly endorsed and accompanied by a written notice of conversion in the form provided on the certificate evidencing Series B Preferred Stock (or such other notice which is reasonably acceptable to the Company), at the principal office of the Company or at the office of any agent or agents of the Company, as may be designated by the Board of Directors and identified to the holders in writing. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Article VI, Section G. Each share of Series B Preferred Stock surrendered for conversion shall, unless the shares issuable upon conversion are to be issued in the same name as the registration of such Series B Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form reasonably satisfactory to the Company duly executed by, the holder or its duly authorized attorney. As promptly as practicable after satisfaction of the requirements for conversion set forth above, and in any event within five Business Days after the Conversion Date (as defined below), subject to compliance with any restrictions on transfer if shares issuable upon conversion are to be issued in a name other than that of the holder (as if such transfer were a transfer of the Series B Preferred Stock), the Company shall issue and shall deliver cause to be delivered, as directed by the holder of shares of Series B Preferred Stock being converted, to such holder, a certificate or certificates for the number of full shares of Common Stock to be issued by the Company upon the conversion of shares of Series B Preferred


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Stock in accordance with the provisions of this Article VI and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Article VI, Section D, and, if the Company elects to pay accrued and unpaid dividends on such shares in cash as set forth in Article III, Section A, a check or cash in respect of such amounts. In case any shares of Series B Preferred Stock shall be surrendered for partial conversion, the Company shall execute and deliver to the holder of the Series B Preferred Stock so surrendered, without charge to him, a new certificate evidencing the unconverted shares of Series B Preferred Stock evidenced by the surrendered certificate.

             Each conversion, other than an automatic conversion, shall be deemed to have been effected as to any such Series B Preferred Stock on the date on which the requirements set forth above in this Article VI, Section C have been satisfied as to such Series B Preferred Stock (the "Conversion Date"). In the case of an automatic conversion, the Automatic Conversion Date shall be the Conversion Date. The person or persons in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the Conversion Date.

             In the event that the Series B Preferred Stock is to be redeemed pursuant to Article V hereof, from and after the Redemption Date, the right of a holder to convert shares of Series B Preferred Stock pursuant to this
Article VI
shall cease and terminate, except if the Company shall default in payment of the
Applicable Redemption Price on the Redemption Date in which case all such rights shall continue unless and until such shares are redeemed and such price is paid in full in accordance with the terms hereof. Notwithstanding anything in the foregoing to the contrary, if the Conversion Date shall occur with respect to any shares of Series B Preferred Stock on or prior to any Redemption Date, such shares of Series B Preferred Stock shall be converted by the Company into Common
Stock in the manner provided in this Article VI.

             D. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series B Preferred Stock. If any fractional share of Common Stock would be issuable upon the conversion of any share or shares of Series B Preferred Stock, the Company shall make an adjustment and payment therefor in cash in an amount equal to such fractional interest multiplied by the current market price per share of Common
Stock to the
holder of such shares. The current market price of a share of Common
Stock shall
be equal to the average of the Closing Prices (as defined below) for the five trading days ending on the trading day prior to declaration of the dividend. If more than one share of Series B Preferred Stock shall be surrendered for conversion by the same holder on the same Conversion Date, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered.

             E. The Conversion Price shall be adjusted from time to time by the Company as follows:

                   (1) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the


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Conversion Price in effect at the opening of business on the date following the record date for the determination of stockholders entitled to receive such dividend or other distribution (the "Common Stock Dividend Record Date") shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Dividend Record Date and the denominator shall be the sum of (x) such number of shares of Common Stock outstanding and (y) the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following Common Stock Dividend Record Date. The Company will not pay any dividend or make any distribution on shares of Common Stock then held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. If any dividend or distribution of the type described in this
Article VI,
Section E(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                   (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                   (3) In case the Company shall issue rights or warrants to holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price per share on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following such record date shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on such record date and (y) the number of shares of Common Stock that the aggregate offering price of the total number of shares so to be offered would purchase at such Closing Price and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on such record date and (y) the number of additional shares of
Common Stock so to be offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Company issues or distributes to each holder of Series B Preferred Stock the rights or warrants that each such holder would have been entitled to receive had the Series B Preferred Stock held by such holder been converted prior to such record date. For purposes of this subsection (3), the number of shares of Common
Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

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                                                             DRAFT -
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                   (4) In case the Company shall, by dividend or otherwise,
distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Article
VI, Section E(1) applies) or evidences of its indebtedness, cash or assets (including securities but excluding (i) regular periodic cash dividends, (ii) any stock dividend referred to in Article VI, Section E(1) and (iii) any rights or warrants referred to in Article VI, Section E(3)) (any of the foregoing hereinafter in this Article VI, Section E(4) called the "Securities"), then, in each such case (unless the Company elects to reserve such Securities for distribution to the holders upon the conversion of the shares of Series B Preferred Stock so that any such holder converting shares will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its shares of Series B Preferred Stock into Common Stock immediately prior to the record date (as defined in Article VI, Section E(4) for such distribution of the Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction, the numerator of which shall be (x) the Current
Market Price (as defined below) per share of the Common Stock on such record date less (y) the fair market value (as determined by the Board of Directors in its good faith judgment, whose determination shall be binding absent manifest error, and described in a resolution of the Board of Directors) on the record date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each share of Series B Preferred Stock on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion
Price shall
again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Article VI, Section E(3) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock. The Company shall provide any holder of Series B Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or shares of any class of capital stock of the Company referred to in this Article VI, Section E(4).

             In the event that the Company implements a stockholders' rights plan
("Rights Plan"), such Rights Plan must provide that, subject to customary exceptions, upon conversion of the shares of Series B Preferred Stock holders of the Series B Preferred Stock will receive, in addition to the Common Stock issuable upon conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion. Notwithstanding the foregoing, if the Company implements a Rights Plan prior to the conversion of the Series B Preferred Stock and terminates such Rights Plan prior to the conversion of the Series B Preferred

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                                                             DRAFT -
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Stock, the Holders will not be entitled to receive any rights under the Rights
Plan at the time of such conversion.

             Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (1) are deemed to be attached to and transferred with any such shares of Common Stock; (2) are not exercisable; and
(3) are also automatically issued with any future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Article VI, Section E (and no adjustment to the Conversion Price under this Article VI, Section E will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Article VI, Section E(4). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate of Designations, are subject to events upon the occurrence of which such rights or warrants become exercisable to purchase different securities, rights, warrants, options, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).
In addition,
in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Article VI, Section E was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

             For purposes of this Article VI, Section E(4) and Article VI, Sections E(1), (2) and (3), any dividend or distribution to which this Article VI, Section E(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, rights, warrants, options or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Article VI, Section E(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Article VI, Sections E(1), (2) and (3) with respect to such dividend or distribution shall then be made), except (a) the record date of such dividend or distribution shall be substituted as "Common Stock Dividend Record Date" within the meaning of Article VI, Section E(1) and

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                                                             DRAFT -
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(b) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Common
Stock Dividend
Record Date" within the meaning of Article VI, Section E(1).

                   (5) In case, after the date of the original issuance of the Series B Preferred Stock, a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment) at the last time (the "Offer Time") tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment), as of the Offer Time, of the other consideration payable in respect of any tender or exchange offer by the Company or any such subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Conversion Price adjustment pursuant to this Article VI, Section E(5) has been made, exceeds 5% of the product of the Current Market Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Time by a fraction of which (x) the numerator shall be (i) the product of the Current Market Price of the Common
Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the denominator shall be the product of (i) such Current Market Price at the Offer Time multiplied by (ii) such number of outstanding shares at the Offer Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this Article VI, Section E(5), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                   (6) For purposes of this Article VI, Sections D and E, the following terms shall have the meanings indicated:

                         (a) "Closing Price" with respect to any securities on
any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on that day in each case on the Nasdaq National Market ("Nasdaq"), or, if such security is not listed or admitted to trading on Nasdaq, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, the average of the closing bid and asked prices

                                                             DRAFT -
CONFIDENTIAL

as furnished by a professional market maker in any National Association of Securities Dealers firm selected from time to time by the Board of Directors in good faith for that purpose, making a market in such securities. If the securities are not publicly held or so listed, quoted or publicly traded, the "Closing Price" means the fair market value of such security as determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                         (b) "Current Market Price" shall mean the
average of the
daily Closing Prices per share of Common Stock for the thirty (30) consecutive Trading Days immediately prior to the date in question (or, if such day is not a
Trading Day, the next preceding Trading Day); provided, however, that
(1) if the
"ex" date (as hereinafter defined) for any event that requires an adjustment to the Conversion Price pursuant to Article VI, Section E(1), (2), (3) or (4) occurs during such thirty (30) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, or (2) if the "ex" date for any event that requires an adjustment to the Conversion Price pursuant to Article VI, Sections E(1), (2), (3), (4) or (5) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

                         (c) "fair market value" shall mean the amount which a
willing buyer would pay a willing seller in an arm's length transaction.

                         (d) "record date" shall mean, with respect to any
dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                         (e) "Trading Day" shall mean (x) if the applicable
security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on Nasdaq, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

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                                                             DRAFT -
CONFIDENTIAL

                   (7) To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to each holder of record of the Series B Preferred Stock at its last address appearing on the Share Register a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                   (8) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Article VI, Section E(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VI shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent shares of Series B Preferred Stock become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

                   (9) Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall promptly but in any event within ten (10) days after the effectiveness thereof mail such notice of such adjustment of the Conversion Price to each holder of record of the Series B Preferred Stock at its last address appearing on the Share Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                   (10) In any case in which this Article VI, Section E provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (a) issuing to the holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (b) paying to such holder any amount in cash in lieu of any fraction pursuant to Article VI, Section D.

                   (11) For purposes of this Article VI, Section E, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

             F. If, at any time when Series B Preferred Stock is issued and outstanding and prior to the conversion of all Series B Preferred Stock, there shall be any merger,

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                                                             DRAFT -
CONFIDENTIAL

consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of the Series B Preferred Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series B Preferred Stock would have been entitled to receive in such transaction had the Series B Preferred Stock been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any transaction described in this Article VI, Section F unless (1) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock) and (2) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Article VI, Section F.

             G. The issuance of stock certificates upon conversion of shares of Series B Preferred Stock shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of stock in any name other than that of the holder of any share of Series B Preferred Stock converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

             H. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of all shares of Series B Preferred Stock from time to time outstanding. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series B Preferred Stock will upon issuance be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issuance thereof, other than those created by or imposed upon the holders through no action of the Company.

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                                                             DRAFT -
CONFIDENTIAL

             I. In case:

                   (1) the Company shall authorize or take an action that would, upon consummation, require a conversion price adjustment pursuant to Section E of this Article; or

                   (2) the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, or to all holders of any series of preferred stock or other equity security with respect to which dividends are payable, cash
(excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary); or

                   (3) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                   (4) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby Common Stock is converted into other securities, cash or other property; or

                   (5) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be mailed to each holder of record of the Series B Preferred Stock at its last address appearing on the Share Register, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating the nature of such action, dividend, distribution, grating of rights, options or warrants, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up and (a) the date on which a record is to be taken for the purpose of such action, dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (b) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action, dividend, distribution, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up.

             If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Article VI, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the greatest absolute value.

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                                                             DRAFT -
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                    VII. Consolidation; Merger; Sale of Assets

             Except as provided in Article VI, Section F, nothing contained in this Certificate of Designations shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia.

                                VIII. Voting Rights

             Except as otherwise provided in this Certificate of Designations or as required by law, the holders of record of shares of the Series B Preferred Stock shall have no voting rights.

                                 IX. Amendment

             A. Without the consent or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, the Company shall not: (i) increase or decrease the authorized amount of Series B Preferred Stock; (ii) increase or decrease the par values of the Series B Preferred Stock; (iii) alter or change the powers, preferences or rights of the Series B Preferred Stock so as to affect them adversely; (iv) amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation, the Bylaws of the Company or the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Cumulative Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof so as to affect the holders of Series B Preferred Stock adversely; or (v) authorize or take any other action if such action alters or changes any of the rights of the Series B Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Company is entitled to vote thereon.

             An increase or decrease in the authorized amount of Common Stock shall not require the consent of holders of the Series B Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series B Preferred Stock.

             B. The Company in its sole discretion may without the vote or consent of any holders of the Series B Preferred Stock amend or supplement this Certificate of Designations:

                   (1) to provide for uncertificated Series B Preferred Stock in addition to or in place of certificated Series B Preferred Stock;

                   (2) to make any change that would provide any additional rights or benefits to the holders of the Series B Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such holder; or

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                                                             DRAFT -
CONFIDENTIAL

                   (3) to make any amendment required by Article VI , Section F or Article VII.

                         X. Exclusion of Other Rights

             Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

                                                             DRAFT -
CONFIDENTIAL

             IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Robert E. Price, President and Chief Executive Officer of the Company, and by Robert M. Gans, Secretary of the Company, this ____ day of July,
2003.

                                  PRICESMART, INC.

                                  By:

--------------------------------------------
                                     Name: Robert E. Price
                                     Title: President and Chief
Executive Officer

ATTEST:

By:
    -----------------------
    Name: Robert M. Gans
    Title: Secretary


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